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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      INTELLIGENT INFORMATION INCORPORATED

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      INTELLIGENT INFORMATION INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

      1. The name of the corporation is INTELLIGENT INFORMATION INCORPORATED (the "Corporation").

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1991.

      3. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 20, 1995.

      4. The Certificate of Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on August 13, 1996.

      5. The Certificate of Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on August 30, 1996.

      6. The Certificate of Amendment to the Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 11, 1997.

      7. The Certificate of Amendment to Certificate of Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 1998.

      8. The Certificate of Designations, Powers, Preferences and Rights of Series C Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 1998.



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      9.    The Amended Certificate of Designations, Powers, Preferences and
Rights of Series C Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on August 7, 1998.

      10. The Certificate of Designations, Powers, Preferences and Rights of Series D Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on August 7, 1998.

      11. The Certificate of Amendment to Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.

      12. The Certificate of Designations, Powers, Preferences and Rights of Series E Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.

      13. The Amendment to Certificate of Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.

      14. The Amendment to Certificate of Designations, Powers, Preferences and Rights of Series C Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.

      15. The Amendment to Certificate of Designations, Powers, Preferences and Rights of Series D Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on February 11, 1999.

      16. Pursuant to Sections 242 and 245 of the DGCL, this Restated Certificate of Incorporation of the Corporation restates in its entirety the Certificate of Incorporation, as in effect, as follows:

      FIRST. NAME. The name of the corporation is INTELLIGENT INFORMATION INCORPORATED.

      SECOND. ADDRESS; REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805, and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      THIRD. NATURE OF BUSINESS; PURPOSES. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



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      FOURTH. NUMBER OF SHARES. The total number of shares of stock which the
Corporation shall have authority to issue is 25,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 20,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

      A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Certificate of Incorporation it desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

      PART I. PROVISIONS APPLICABLE TO ALL SERIES OF PREFERRED STOCK.

      (a) Shares of Preferred Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in Part II of this Article FOURTH and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

            (i) The rate and times at which, and the terms and conditions on which, dividends on the Preferred Stock of such series shall be paid;

            (ii) The right, if any, of holders of Preferred Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

            (iii) The redemption price or prices and the time at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

            (iv) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

            (v) The voting power, if any, of the Preferred Stock of such series; and

            (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series.

      (b) All shares of each series shall be identical in all respects to the other shares in such series. The rights of the Common Stock of the Corporation shall be subject to the



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preferences and relative participating, optional and other special rights of the
Preferred Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

PART II. PROVISIONS APPLICABLE TO SPECIFIC SERIES OF PREFERRED STOCK. The Preferred Stock shall have the following designations, powers, preferences and rights:

      A.    SERIES B CONVERTIBLE PREFERRED STOCK

            1. Designation; Number of Shares. The designation of this Series of Preferred Stock shall be "Series B Convertible Preferred Stock," par value $.01 per share (the "Series B Preferred Stock"). The total number of shares of Series B Preferred Stock that may be issued shall be 1,705 shares. The Series B Preferred Stock shall have an initial stated value of $879.66 per share (the "Series B Stated Value"). In the event of any stock split, stock dividend, combination or other recapitalization transaction by which the Corporation increases or decreases its outstanding Series B Preferred Stock, the Series B Stated Value per share of Series B Preferred Stock shall be adjusted to reflect such recapitalization.

            2.    Voting Rights.

                  (a) Except to the extent provided in Section 2(b) below and as expressly provided by the DGCL, the holders of Series B Preferred Stock shall not be entitled to vote on any matter as to which the holders of the Common Stock are entitled to vote. Holders of Series B Preferred Stock, however, shall be entitled to receive notice of every meeting of the stockholders of the Corporation.

                  (b) The holders of Series B Preferred Stock shall be entitled to vote as a class upon the following matters, which matters shall require the approval of the holders of a majority of the outstanding shares of Series B Preferred Stock:

                        (i) the merger, consolidation, division, mandatory share exchange, recapitalization or liquidation of all or substantially all of the assets of the Corporation;

                        (ii) the sale of assets of the Corporation valued at more than $100,000;

                        (iii) the amendment of the By-laws or Certificate of Incorporation of the Corporation;

                        (iv) the redemption or repurchase by the Corporation of any securities issued by the Corporation;

                        (v) a change in powers, preferences or rights of any class or series of securities of the Corporation that could adversely affect the Series B Preferred Stock; and

                        (vi) a distribution on the Corporation's Common Stock in shares of its capital stock other than Common Stock.

            3.    [Intentionally Omitted.]


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            4.    Conversion Rights of Series B Preferred Stock.

                  (a)   Optional Conversion.

                        (i) A holder of record of any share or shares of Series B Preferred Stock shall have the right, at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series B Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series B Conversion Factor (as defined below).

                        (ii) Upon the optional conversion of any shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall resume the status of authorized and unissued shares of the Preferred Stock, par value $0.01 per share, of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                        (iii) If a holder of shares of Series B Preferred Stock desires to exercise the optional conversion right pursuant to this subsection 4(a), such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series B Preferred Stock into shares of Common Stock, at the conversion rate then in effect, which notice shall be accompanied by the certificate or certificates representing such shares of Series B Preferred Stock that shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. If such certificate or certificates are to be issued to any person or persons other than the registered holder or holders of such certificate or certificates, or if such certificate or certificates are registered in the name or names of any person or persons other than the person or persons signing the notice, the signatures on the notice must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to such holder of Series B Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series B Preferred Stock, and the certificates representing shares of Series B Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

                  (b)   Mandatory Conversion.

                        (i) Upon the first closing of a Qualified Public Offering (as hereinafter defined) of the Common Stock of the Corporation or a Qualified Sale of the Corporation (as hereinafter defined), each share of Series B Preferred Stock held by such holder shall immediately be converted into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series B Conversion Factor (as defined below).



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                        (ii)  A "Qualified Public Offering" is hereby defined as
a public offering in which the aggregate proceeds (net of any underwriter's discount) to the Corporation exceed $10,000,000 under which the shares of Common Stock into which each share of Series B Preferred Stock is to be converted
(after all adjustments in accordance with this Section 4 have been made) are valued in the aggregate in excess of $l,759.32 and pursuant to which the Common Stock is listed on a national stock exchange or included for quotation on the Nasdaq National Market of the Nasdaq Stock Market, Inc.

                        (iii) A "Qualified Sale" is hereby defined as a merger, consolidation, division, mandatory share exchange, sale of stock or other transaction resulting in the stockholders of the Corporation prior to the transaction owning less than 50% of the voting stock of the Corporation immediately after the transaction, in which transaction the shares of the Corporation into which each share of Series B Preferred Stock is to be converted (after all adjustments in accordance with this Section 4 have been made) are valued in the aggregate in excess of $l,759.32. A "Qualified Sale" and a "Qualified Public Offering" sometimes shall be referred to herein collectively as a "Qualifying Event").

                        (iv) The Corporation shall give each holder notice of the occurrence of a Qualifying Event within a reasonable time of the initial filing of a registration statement with respect to a Qualified Public Offering, or within a reasonable time after the execution of a definitive agreement with respect to a Qualified Sale, as the case may be. At any time at or after the closing of the Qualifying Event, the Corporation shall deliver to each holder of Series B Preferred Stock such number of shares of Common Stock into which such holder's shares are then convertible upon surrender by such holder of certificates representing the shares of Series B Preferred Stock held by such holder or presentation of an affidavit of loss certificate together with an indemnity satisfactory to the Corporation.

                  (c) Series B Conversion Factor. The initial conversion factor shall be 1, subject to adjustment in accordance with the provisions of this Section 4(c). The conversion factor in effect from time to time, as adjusted pursuant to this Section 4(c), is referred to herein as the "Series B Conversion Factor."

                        (i) Each adjustment to the Series B Conversion Factor shall be calculated to the nearest four decimal places.

                        (ii) In the event that: (A) the Corporation shall, at any time, pay a dividend in, or make a distribution on its Common Stock or any other equity securities (other than Series B Preferred Stock) in, shares of Common Stock; (B) the Corporation shall, at any time, by subdivision of its shares of outstanding Common Stock, by reclassification, stock split or otherwise, subdivide its outstanding shares of Common Stock into a greater number of shares; (C) the Corporation shall, at any time, combine its outstanding shares of Common Stock into a lesser number of shares, by reclassification, reverse stock split, or otherwise (for purposes of this Section 4(c)(ii), the events described in (A), (B) and (C) above shall be referred to as "Capital Transactions"); then the Series B Conversion Factor then in effect shall be adjusted to a number determined by multiplying the Series B Conversion Factor in effect immediately prior to such Capital Transaction by the following fraction:



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                                        X
                                       ---
                                        Y

                  wherein:

                  X = the number of shares of Common Stock outstanding immediately after to such Capital Transaction; and

                  Y = the number of shares of Common Stock outstanding immediately prior to such Capital Transaction.

                        (iii) The "Series B Conversion Price" shall be defined as the fraction obtained by dividing the initial Series B Stated Value per share by the Series B Conversion Factor in effect at the time such calculation is made. The Series B Conversion Price shall initially be equal to $879.66 and shall be subject to adjustment from time to time as hereinafter provided in subsection (iv) below. Upon each adjustment of the Series B Conversion Price, the Series B Conversion Factor shall be recalculated so that it is equal to the fraction obtained by dividing the Series B Stated Value per share by the Series B Conversion Price that is a result of the calculation set forth in subsection
(iv) below.

                        (iv) If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock is convertible, or options to purchase shares of Common Stock granted or to be granted pursuant to any stock option plan adopted by the Corporation and its stockholders, or Common Stock issuable upon exercise of warrants delivered in connection with the purchase of Series C Preferred Stock) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series B Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 3(d)(v)) be reduced to that price that is equal to the fraction obtained by dividing:


                           (A)      an amount equal to (x) the total number of
shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Series B Conversion Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received, by the Corporation upon such issuance or sale, by

                           (B)      the total number of shares of Common Stock
outstanding immediately after such issuance or sale.

The provisions of this Section 4(c)(iv) shall not apply under any of the circumstances for which an adjustment is provided in Section 4(c)(ii) above.

                        (v) For the purposes of any adjustment of the Series B Conversion Price pursuant to this Section 4, the following provisions shall be applicable:

                           (A)      In the case of the issuance of Common Stock
for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred



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by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B)      In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (C)      In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, the issuance of any securities (other than the Series B Preferred Stock) by their terms convertible into or exchangeable for Common Stock or the granting of any options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (w)      The aggregate number of shares of
Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions (A) and (B) above of this Section 4(c)(v) with respect to cash consideration and consideration other than cash), received by the Corporation upon the grant or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (x)      The aggregate number of shares of
Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the same manner as provided in subdivision (w) above);

                                    (y)      On any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms; and



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                                    (z)      On the expiration of such options
or rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall forthwith be readjusted to such Series B Conversion Price as would have obtained had the readjustment been made upon the issuance of such options. rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (d) Notice of Change in Series B Conversion Factor. Whenever the Series B Conversion Factor is adjusted as provided in Section 4(c), the Corporation shall forthwith compute the adjusted Series B Conversion Factor in accordance with this Section 4 and prepare a certificate signed by the President or any Vice President and the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation setting forth the adjusted Series B Conversion Factor, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall mail a notice stating that the Series B Conversion Factor has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Series B Conversion Factor, to the holders of record of the outstanding shares of the Series B Preferred Stock at or prior to the time the Corporation mails an interim statement if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter period.

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares of Common Stock shall be issued to any holder of Series B Preferred Stock on conversion of such holder's Series B Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined by the Board of Directors of the Corporation.

                  (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series B Preferred Stock at the time issued and outstanding.

            5.    Redemption at the Option of Holder.

                  (a) Each holder of Series B Preferred Stock shall have the right, beginning the date such holder receives the Corporation's audited financial statements for the year ending December 31, 2003, but in no event later than June 30, 2004, and continuing thereafter until exercised, to require such holder's shares of Series B Preferred Stock to be redeemed by the Corporation, in whole or in part, for cash at their Series B Stated Value, without any dividends.



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                  (b)   Any holder of record of any share of the Series B
Preferred Stock may exercise such holder's right to receive the payment of cash due under the provisions of this Section 5 on a date specified by such holder (the "Series B Redemption Date"), upon no less than ten days' prior written notice of such date to the Corporation. The amount payable pursuant to Section 5(a) shall be paid in cash or by wire or check on the Series B Redemption Date. From and after payment on the Series B Redemption Date (A) all rights of the holders of any shares of Series B Preferred Stock shall cease and terminate; and
(B) the shares of Series B Preferred Stock shall no longer be deemed outstanding.

            6.    Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series B Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series B Preferred Stock, after payment by the Corporation of all sums due all creditors, and pari passu with the holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, the Series B Stated Value per share for each outstanding share of Series B Preferred Stock. If, upon a Liquidation, the assets available for distribution to the holders of Series B Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series B Preferred Stock were paid in full.

                  (b) A merger or consolidation involving the Corporation and a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of holders of a majority of the Series B Preferred Stock, be deemed a Liquidation, unless in connection with such transaction, each holder of Series B Preferred Stock receives a preferred stock having terms and conditions which are no less favorable than the terms and conditions of the Series B Preferred Stock.

            7. Notices. Any notice required herein to be given to a holder of the Series B Preferred Stock shall be deemed to be given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at such holder's address appearing on the books of the Corporation.

            8. Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Preferred Stock, and an agreement of the holder to indemnify reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in replacement of such certificates a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.




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      B.    SERIES C CONVERTIBLE PREFERRED STOCK.

            1. Designation; Number of Shares. The designation of said series shall be Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock shall be 2,194.

            2. Dividend Rights. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive, and shall be paid whenever funds are legally available therefor, dividends in an amount at least equal to the amount of any dividends declared or to be paid with respect to that number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the date of such dividend and which shall be paid prior and in preference to any such dividend as may be declared from time to time with respect to the Common Stock and pari passu with the holders of the Series D Preferred Stock and Series E Preferred Stock. No dividends may be paid with respect to the Common Stock of the Corporation until all dividends declared or accrued on all outstanding shares of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock have been set apart and paid.

            3.    Conversion of Series C Preferred Stock.

                  (a) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof into that number of fully paid and nonassessable shares of Common Stock as is determined by multiplying 500 by the Series C Conversion Factor (as defined below). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series C Preferred Stock to be converted in accordance with the procedures described in Sections 3(b) through 3(d) below.

                  (b) The rights of conversion herein provided shall be exercised by any holder of shares of Series C Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series C Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  (c) Promptly after the receipt of the written notice referred to in Section 3(b) and surrender of the certificate or certificates for the share or shares of the Series C Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates for such share or shares shall have been surrendered as



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aforesaid, and at such time the rights of the holders of such share or shares of
Series C Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (d) The initial conversion factor for the Series C Preferred Stock shall be 1, subject to adjustment in accordance with the provisions of this Section 3(d). The conversion factor in effect from time to time, as adjusted pursuant to this Section 3(d), is referred to herein as the "Series C Conversion Factor."

                        (i) Each adjustment to the Series C Conversion Factor shall be calculated to the nearest four decimal places.

                        (ii) In the event that: (A) the Corporation shall, at any time, pay a dividend in, or make a distribution on its Common Stock or any other equity securities (other than Series C Preferred Stock) in, shares of Common Stock; (B) the Corporation shall, at any time, by subdivision of its shares of outstanding Common Stock, by reclassification, stock split or otherwise, subdivide its outstanding shares of Common Stock into a greater number of shares; (C) the Corporation shall, at any time, combine its outstanding shares of Common Stock into a lesser number of shares, by reclassification, reverse stock split, or otherwise (for purposes of this Section 3(d)(ii), the events described in (A), (B) and (C) above shall be referred to as "Capital Transactions"); then the Series C Conversion Factor then in effect shall be adjusted to a number determined by multiplying the Series C Conversion Factor in effect immediately prior to such Capital Transaction by the following fraction:

                                        X
                                       ---
                                        Y

            wherein:

            X = the number of shares of Common Stock outstanding immediately after such Capital Transaction; and

            Y = the number of shares of Common Stock outstanding immediately prior to such Capital Transaction.

                        (iii) With respect to each share of Series C Preferred Stock, the "Series C Conversion Price" shall be defined as the fraction obtained by dividing the purchase price paid to the Corporation (the "Series C Stated Value") for that share by the Series C Conversion Factor in effect at the time such calculation is made. Upon each adjustment of the Series C Conversion Price pursuant to subsection (iv) below, the Series C Conversion Factor for each share of Series C Preferred Stock shall be recalculated so that it is equal to the fraction obtained by dividing the Series C Stated Value for that share by the Series C Conversion Price that is a result of the calculation set forth in subsection (iv) below.

                        (iv) If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock is convertible, or options to purchase shares of Common Stock granted or to be granted pursuant to any stock option plan adopted by the Corporation and its stockholders, or Common Stock issuable upon exercise of warrants delivered in connection with the purchase of Series C Preferred Stock), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series C Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 3(d)(v)) be reduced to that price that is equal to the fraction obtained by dividing:

                           (A)      an amount equal to (x) the total number of
shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Series C Conversion Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received, by the Corporation upon such issuance or sale, by

                           (B)      the total number of shares of Common Stock
outstanding immediately after such issuance or sale.

The provisions of this Section 3(d)(iv) shall not apply under any of the circumstances for which an adjustment is provided in subsection (ii) above.

                  (v) For the purposes of any adjustment of the Series C Conversion Price pursuant to this Section 3, the following provisions shall be applicable:

                           (A)      In the case of the issuance of Common Stock
for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B)      In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (C)      In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, the issuance of any securities (other than the Series C Preferred Stock) by their terms convertible into or exchangeable for Common Stock or the granting of any options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (w)      The aggregate number of shares of
Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common

Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions
(A) and (B) above of this Section 3(d)(v) with respect to cash consideration and consideration other than cash), received by the Corporation upon the grant or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (x)      The aggregate number of shares of
Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the same manner as provided in subdivision (w) above);

                                    (y)      On any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms; and

                                    (z)      On the expiration of such options
or rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Series C Conversion Price shall forthwith be readjusted to such Series C Conversion Price as would have obtained had the readjustment been made upon the issuance of such options, rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (e) Whenever the Series C Conversion Factor is adjusted as provided in Section 3(d), the Corporation shall forthwith compute the adjusted Series C Conversion Factor in accordance with this Section 3 and prepare a certificate signed by the President or any Vice President and the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation setting forth the adjusted Series C Conversion Factor, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall mail a notice stating that the Series C Conversion Factor has been adjusted, the facts requiring such adjustment and upon which such adjustment is based setting forth the adjusted Series C Conversion Factor, to the holders of record of the outstanding shares of the Series C Preferred Stock at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter period.

                  (f) Notwithstanding anything herein to the contrary, no fractional shares of Common Stock shall be issued to any holder of Series C Preferred Stock on conversion of such holder's Series C Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined by the Board of Directors of the Corporation.

                  (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series C Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series C Preferred Stock at the time issued and outstanding.

            4. Liquidation Rights. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of shall be entitled to receive, before any distribution or payments are made upon the Corporation (a "Liquidation"), the holders of the Series C Preferred Stock any Common Stock or any other security subordinate to the Series C Preferred Stock, after payment by the Corporation of all sums due all creditors, and pari passu with the holders of the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Series C Stated Value for each outstanding share of Series C Preferred Stock. If, upon a Liquidation, the assets available for distribution to the holders of Series C Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series C Preferred Stock were paid in full.

            5. Voting Rights. Except to the extent otherwise expressly provided by the DGCL, the holders of shares of Series C Preferred Stock shall not have any right to vote on any matter submitted to the shareholders of the Corporation for a vote.

            6. Pre-emptive Purchase Rights. In the event of any offering of shares of Common Stock or other securities of the Corporation convertible into or exercisable for Common Stock other than pursuant to an underwritten public offering (excluding (i) issuances of shares of Common Stock pursuant to conversion of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, (ii) shares issuable pursuant to warrants outstanding on the date hereof or options granted under the Corporation's

1995 Incentive Stock Plan or (iii) other securities outstanding as of the date hereof), the Corporation shall send written notice thereof to the holders of Series C Preferred Stock not less than forty-five (45) days prior to such public or private offering, which notice shall set forth all material terms of the proposed transaction, including, without limitation, the manner of sale and the per share sale price or the amount and type of other consideration to be received by the Corporation. In the event that the Corporation offers shares or other securities where the value of such shares or other securities is based upon a valuation of the Corporation that is equal to or greater than $47.5 million, then the holders of Series E Preferred Stock shall have the first right, by sending irrevocable written notice thereof to the Corporation within twenty (20) days after receipt of the Corporation's notice, to purchase up to Ten Million Dollars ($10,000,000) of such shares or other securities being offered by the Corporation at the same price offered to the public or in the private offering (or, if the sale is not for cash, at the fair market value of the property or other consideration received by the Corporation (as determined by an independent third party appraiser selected by a majority vote of the shares held by the holders of the Series D Preferred Stock, Series B Preferred Stock and Series E Preferred Stock)), of which up to Two Million Dollars ($2,000,000) may be allocated and transferred, in the sole discretion of the holders of the Series E Preferred Stock, to Banque Paribas or its affiliates, and the holders of Series C Preferred Stock shall have the right, by sending irrevocable written notice thereof to the Company within thirty (30) days after receipt of the Company's notice, to purchase their pro rata portion of any remaining shares or other securities in the offering on the same basis as the holders of Series E Preferred Stock. In the event that the Corporation offers shares or other securities where the value of such shares or other securities is based upon a valuation of the Corporation that is less than $47.5 million, then the holders of Series C Preferred Stock shall have the right, by sending irrevocable written notice thereof to the Corporation within twenty (20) days after receipt of the Corporation's notice, to purchase at the same price sold to the public or in the private offering (or, if the sale is not for cash, at the fair market value of the property or other consideration received by the Corporation (as determined by an independent third party appraiser selected by a majority vote of the shares held by the holders of the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock)), such number of shares of Common Stock or other securities as is necessary to maintain such holder's respective percentage ownership of Common Stock on a fully diluted basis, as it existed immediately prior to such offering. A closing for the purchase of Common Stock or other securities pursuant to this Section 6 shall occur on the later of
(i) the date on which such public or private offering occurs and (ii) such later date as may be agreed to by the holders of Series C Preferred Stock who have exercised their rights hereunder and the Corporation, at a time and place specified by such holders in a notice provided to the Corporation at least ten
(10) days prior to such closing. In connection with such closing, the Corporation and such holders shall provide such customary closing certificates and opinions as such holders or the Corporation, as appropriate, shall reasonably request.

            7. Status of Converted or Redeemed Stock. In case any shares of Series C Preferred Stock shall be converted pursuant to the terms hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

      C.    SERIES D CONVERTIBLE PREFERRED STOCK.

            1. Designation; Number of Shares. The designation of this Series of Preferred Stock shall be "Series D Convertible The total number of shares of Series D Preferred Stock that may be issued shall Preferred Stock," par value $0.01 per share (the "Series D Preferred Stock"). be 843 shares. The Series D Preferred Stock shall have an initial stated value of $1,187.00 per share (the "Series D Stated Value"). In the event of any stock split, stock dividend, combination or other recapitalization transaction by which the Corporation increases or decreases its outstanding Series D Preferred Stock, the Series D Stated Value per share of Series D Preferred Stock shall be adjusted to reflect such recapitalization.

            2.    Voting Rights.

                  (a) The holder of each share of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) The holders of Series D Preferred Stock shall also be entitled to vote as a class upon the following matters, which matters shall require the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock:

                        (i) the merger, consolidation, division, mandatory share exchange, recapitalization, liquidation or sale of all or substantially all of the assets of the Corporation;

                        (ii) the amendment of the By-laws or Certificate of Incorporation of the Corporation in a way that adversely affects the rights, preferences or privileges of the holders of the Series D Preferred Stock, or the rights and protections accorded to the directors of the Corporation;

                        (iii) the payment or making of any dividends or distributions on or redemptions of any equity securities (except with respect to the redemption of any equity interests held by Intelligent Investment Partners, Inc. and its assigns, in accordance with that certain Term Sheet dated May 28,
1998), provided, however, the Corporation may redeem equity securities from departed or terminated employees;

                        (iv) the incurrence of funded indebtedness, capitalized lease obligations or guarantees of third party debt, in each case involving an amount in excess of $1,000,000;

                        (v) the engagement in any transaction which involves dealings between the Company and insiders and affiliates (including the authorization or issuance of stock options); and

                        (vi) the issuance of an equity security senior to or pari passu in liquidation preference with the Series D Preferred Stock.

            3.    Dividends.

                  (a) The holders of record of shares of the Series D Preferred Stock shall be entitled to receive, when and if declared out of funds legally available therefor, an annual, cumulative cash dividend (the "Series D Preferred Dividend"), from the date of the issuance of the Series D Preferred Stock, at the annual rate of 10% of the Series D Stated Value per share of Series D Preferred Stock. The Series D Preferred Dividend shall accrue and accumulate (without compounding) beginning upon issuance of the Series D Preferred Stock and shall cease to accrue on and after the date of the earlier of (i) the conversion or redemption of such shares, or (ii) the Sale (as hereinafter defined) of the Corporation or a Public Offering (as hereinafter defined). If a Sale or Public Offering occurs in either case where the value of the Corporation is equal to or greater than $110 Million, all accrued Series D Preferred Dividends shall be forfeited by the holders of the Series D Preferred Stock.

                  (b) Except as set forth in Section 3(a) above, unless earlier paid, any and all Series D Preferred Dividends that have accrued shall be payable in full at the beginning of the Put Option Period (as hereinafter defined) or upon an earlier Sale or Public Offering in either case where the value of the Corporation is less than $110 Million.

                  (c) If dividends are declared and paid on the Corporation's Common Stock, then the Series D Preferred Stock shall receive dividends pari passu with the holders of the Series C Convertible Preferred Stock and Series E Convertible Preferred Stock on the number of shares of Common Stock into which the Series D Preferred Stock would be converted on the day such Common Stock dividends are declared.

                  (d) A "Sale" shall mean (i) the merger, consolidation, division, mandatory share exchange, sale of stock or other transaction resulting in the stockholders of the Corporation prior to the transaction owning less than 50% of the voting stock of the Corporation after the transaction or (ii) a sale of all or substantially all of the assets of the Corporation. A "Public Offering" shall mean an underwritten public offering pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of its Common Stock (by such a registration statement or statements being declared effective by the Securities and Exchange Commission and such Securities being registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (regardless of whether the Corporation is subject to the filing requirements of Section 15(d) of the Exchange Act).

            4.    Conversion Rights of Series D Preferred Stock.

                  (a)   Optional Conversion.

                        (i) A holder of record of any share or shares of Series D Preferred Stock shall have the right, at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series D Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series D Conversion Factor (as defined below).

                        (ii) Upon the optional conversion of any shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall resume the status of authorized and unissued shares of the Series D Preferred Stock, par value $0.01 per share, of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                        (iii) if a holder of shares of Series D Preferred Stock desires to exercise the optional conversion right pursuant to this subsection 4(a), such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series D Preferred Stock into shares of Common Stock, at the conversion rate then in effect, which shall be accompanied by the certificate or certificates representing such shares of Series D Preferred Stock that shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. If such certificate or certificates are to be issued to any person or persons other than the registered holder or holders of such certificate or certificates, or if such certificate or certificates are registered in the name or names of any person or persons other than the person or persons signing the notice, the signatures on the notice must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series D Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to such holder of Series D Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series D Preferred Stock, and the certificates representing shares of Series D Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

            (b)   Mandatory Conversion.

                  (i) Immediately prior to the first closing of a Qualified Public Offering (as defined below) of the Common Stock of the Corporation, each share of Series D Preferred Stock held by such holder shall immediately be converted into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series D Conversion Factor (as defined below).

                  (ii) A "Qualified Public Offering" is hereby defined as a Public Offering in which the pre-money valuation of the Corporation is no less than $82.5 Million and the aggregate proceeds (net of any underwriter's discount) to the Corporation exceed $20 Million.

                  (iii) The Corporation shall give each holder notice of the occurrence of a Qualified Public Offering within a reasonable time of the initial filing of a registration statement. At any time at or after the closing of the Qualified Public Offering, the Corporation shall deliver to each holder of Series D Preferred Stock such number of shares of Common Stock into which such holder's shares are then convertible upon surrender by such holder of certificates representing the shares of Series D Preferred Stock held by such holder or presentation of an affidavit of loss certificate together with an indemnity satisfactory to the Corporation.

                  (c) Series D Conversion Factor. The initial conversion factor for the Series D Preferred Stock shall be 500, subject to adjustment in accordance with the provisions of this Section 4(c). The conversion factor in effect from time to time, as adjusted to this Section 4(c), is referred to herein as the "Series D Conversion Factor".

                        (i) Each adjustment to the Series D Conversion Factor shall be calculated to the nearest four decimal places.

                        (ii) In the event that: (A) the Corporation shall, at any time, pay a dividend in, or make a distribution on its Common Stock or any other equity securities in, shares of Common Stock; (B) the Corporation shall, at any time, by subdivision of its shares of outstanding Common Stock, by reclassification, stock split or otherwise, subdivide its outstanding shares of Common Stock into a greater number of shares; (C) the Corporation shall, at any time, combine its outstanding shares of Common Stock into a lesser number of shares, by reclassification, reverse stock split or otherwise (for purposes of this Section 4(c)(ii), the events described in (A), (B) and (C) above shall be referred to as "Capital Transactions"), then the Series D Conversion Factor then in effect shall be adjusted to a number determined by multiplying the Series D Conversion Factor in effect immediately prior to such Capital Transaction by the following fraction:

                                        X
                                       ---
                                        Y

                  wherein:

                  X = the number of shares of Common Stock outstanding immediately after such Capital Transaction; and

                  Y = the number of shares of Common Stock outstanding immediately prior to such Capital Transaction.

                        (iii) The "Series D Conversion Price" shall be defined as the fraction obtained by dividing the initial Series D Stated Value per share by the Series D Conversion Factor in effect at the time such calculation is made. The Series D Conversion Price shall initially be equal to $2.374 and shall be subject to adjustment from time to time as hereinafter provided in subsection (iv) below. Upon each adjustment of the Series D Conversion Price, the Series D Conversion Factor shall be recalculated so that it is equal to the fraction obtained by dividing the Series D Stated Value per share by the Series D Conversion Price that is a result of the calculation set forth in subsection (iv) below.

                        (iv) If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Seris B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock is convertible or Common Stock issuable upon exercise of warrants outstanding on the date hereof or options granted or to be granted to employees or consultants of the Corporation pursuant to any stock option plan adopted by the Corporation and its stockholders), without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series D Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 4(c)(v)) be reduced to that price that is equal to the fraction obtained by dividing:

                           (A)      an amount equal to (x) the total number of
shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Series D Conversion Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received, by the Corporation upon such issuance or sale, by

                           (B)      the total number of shares of Common Stock
outstanding immediately after such issuance or sale.

The provisions of this Section 4(c)(iv) shall not apply under any of the circumstances for which an adjustment is provided in Section 4(c)(ii) above.

                        (v) For the purposes of any adjustment of the Series D Conversion Price pursuant to this Section 4, the following provisions shall be applicable:

                           (A)      In the case of the issuance of Common Stock
for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.


                           (B)      In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (C)      In the case of the issuance of options to
purchase or rights to subscribe for exchangeable for Common Stock or the granting of any options to purchase or Common Stock, the issuance of any securities by their terms convertible into or rights to subscribe for such convertible or exchangeable securities:

                                    (w)      The aggregate number of shares of
Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions (A) and (B) above of this Section 4(c)(v) with respect to cash consideration and consideration other than cash), received by the Corporation upon the grant or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (x)      The aggregate number of shares of
Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each cash to be determined in the same manner as provided in subdivision (w) above);

                                    (y)      On any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Series D Conversion Price shall forthwith be readjusted to such Series D Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms; and

                                    (z)      On the expiration of such options
or rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Series D Conversion Price shall forthwith be readjusted to such Series D Conversion Price as would have obtained had the readjustment been made upon the issuance of such options, rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (d) Notice of Change in Series D Conversion Factor. Whenever the Series D Conversion Factor is adjusted as Series D Conversion Factor in accordance with this Section 4 and prepare a provided in Section 4(c), the Corporation shall forthwith compute the adjusted certificate signed by the President or Chief Executive Officer and the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation setting forth the adjusted Series D Conversion Factor, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall mail a notice stating that the Series D Conversion Factor has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Series D Conversion Factor, to the holders of record of the outstanding shares of the Series D Preferred Stock at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter period.

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares of Common Stock shall be issued to any holder of Series D Preferred Stock on conversion of such holder's Series D Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined by the Board of Directors of the Corporation.

                  (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series D Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series D Preferred Stock at the time issued and outstanding.

            5. Redemption at the Option of Holder. Each holder of Series D Preferred Stock shall have the right beginning the date such holder's receipt of the Corporation's audited financial statements for the year ending December 31, 2003, but in no event later than June 30, 2004 (such date constituting the beginning of the Put Option Period), to require such holder's shares of Series D Preferred Stock to be redeemed by the Corporation, in whole or in part, in accordance with the terms and subject to the conditions of that certain Put Option Agreement dated as of August 11, 1998, as amended, between the Corporation and the holders of the Series D Preferred Stock and the other parties thereto.

            6.    Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series D Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series D Preferred Stock, after payment by the Corporation of all sums due all creditors, and pari passu with the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, at the stockholders option, the Series D Stated Value per share for each outstanding share of Series D Preferred Stock together with any accrued but unpaid Series D Preferred Dividends or, at the Series D Preferred stockholders' option, the consideration such holders would receive if their Series D Preferred Stock were converted into Common Stock, provided such consideration is paid pari passu with other holders of Common Stock. If upon Liquidation, the assets available for distribution to the holders of Series D Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series D Preferred Stock were paid in full.

                  (b) A recapitalization, merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of the holders of a majority of the Series D Preferred Stock, be deemed a Liquidation.

                  (c) In case the Corporation shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger and the holders of the Series D Preferred Stock do not receive either cash or stock that is immediately tradable in a liquid public market (subject to reasonable pooling restrictions and lockup restrictions not in excess of 90 days) then, and in each such case, proper provision shall be made so that each share of Series D Preferred Stock then outstanding shall be converted into, or exchanged for, one share of preferred stock of the acquiring corporation entitling the holder thereof to all of the rights, powers, privileges and preferences with respect to the acquiring corporation to which the holder of a share of Series D Preferred Stock is entitled with respect to the Corporation, and being subject with respect to the acquiring corporation to the qualifications, limitations and restrictions to which a share of Series D Preferred Stock is subject with respect to the Corporation.

            7. Notices. Any notice required herein to be given to a holder of the Series D Preferred Stock shall be deemed to be given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at such holder's address appearing on the books of the Corporation.

            8. Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series D Preferred Stock, and an agreement of the holder to indemnify reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in replacement of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

      D.    SERIES E CONVERTIBLE PREFERRED STOCK.

            1. Designation; Number of Shares. The designation of this Series of Preferred Stock shall be "Series E Convertible Preferred Stock," par value $0.01 per share (the "Series E Preferred Stock"). The total number of shares of Series E Preferred Stock that may be issued shall be 9,643.2 shares. The Series E Preferred Stock shall have an initial stated value of $1,555.50 per share (the "Series E Stated Value"). In the event of any stock split, stock dividend, combination or other recapitalization transaction by which the Corporation increases or decreases its outstanding Series E Preferred Stock, the Series E Stated Value per share of Series E Preferred Stock shall be adjusted to reflect such recapitalization.

            2.    Voting Rights.

                  (a) The holder of each share of Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) The holders of Series E Preferred Stock shall also be entitled to vote as a class upon the following matters, which matters shall require the approval of the holders of a majority of the outstanding shares of Series E Preferred Stock:

                        (i) the merger, consolidation, division, mandatory share exchange, recapitalization, liquidation or sale of all or substantially all of the assets of the Corporation;

                        (ii) the amendment of the By-laws or the Amended and Restated Certificate of Incorporation of the Corporation in a way that adversely affects the rights, preferences or privileges of the holders of the Series E Preferred Stock or the rights and protections accorded to the directors of the Corporation;

                        (iii) the payment or making of any dividends or distributions on or redemptions of any equity securities, provided, however, the Corporation may redeem equity securities from departed or terminated employees and in accordance with the rights of any other holder of Preferred Stock of the Corporation;

                        (iv) the incurrence of funded indebtedness, capitalized lease obligations or guarantees of third party debt, in each case involving an amount in excess of One Million Dollars ($1,000,000);

                        (v) the engagement in any transaction which involves dealings between the Corporation and insiders and affiliates (including the authorization or issuance of stock options); and

                        (vi) the issuance of an equity security senior to or pari passu with respect to voting rights, dividends, conversion rights or liquidation preference with the Series E Preferred Stock.

            3.    Dividends.

                  (a) The holders of record of shares of the Series E Preferred Stock shall be entitled to receive, when and if dividend (the "Series E Preferred Dividend"), from the date of the issuance of declared out of funds legally available therefor, an annual, cumulative cash the Series E Preferred Stock in the case of the first issuance thereof and from the date which is twelve (12) months after the date of the issuance of any subsequent Series E Preferred Stock in the case of such subsequent issuance, at the annual rate of 10% of the Series E Stated Value per share of Series E Preferred Stock. The Series E Preferred Dividend shall accrue and accumulate (without compounding) beginning on the dates specified in the preceding sentence and shall cease to accrue on and after the date of the earlier of (i) the conversion or redemption of such shares or (ii) the Sale (as hereinafter defined) of the Corporation or a Public Offering (as hereinafter defined). If a Sale or Public Offering occurs in either case where the value of the Corporation is equal to or greater than One Hundred Fifty Two Million Dollars ($152,000,000), all accrued Series E Preferred Dividends shall be forfeited by the holders of the Series E Preferred Stock.

                  (b) Except as set forth in Section 3(a) above, unless earlier paid, any and all Series E Preferred Dividends that have accrued shall be payable in full at the beginning of the Put Option Period (as hereinafter defined) or upon an earlier Sale or Public Offering in either case where the value of the Corporation is less than One Hundred Fifty Two Million Dollars ($152,000,000).

                  (c) If dividends are declared and paid on the Corporation's Common Stock, then the Series E Preferred Stock shall receive dividends pari passu with the holders of the Series C Preferred Stock and Series D Preferred Stock on the number of shares of Common Stock into which the Series E Preferred Stock would be converted on the day such Common Stock dividends are declared.

                  (d) A "Sale" shall mean (i) the merger, consolidation, division, mandatory share exchange, sale of stock or other transaction resulting in the stockholders of the Corporation prior to the transaction owning less than 50% of the voting stock of the Corporation after the transaction or (ii) a sale of all or substantially all of the assets of the Corporation. A "Public Offering" shall mean an underwritten public offering pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, covering the offer and sale by the Corporation of its Common Stock (by such a registration statement or statements being declared effective by the Securities and Exchange Commission and such Securities being registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (regardless of whether the Corporation is subject to the filing requirements of Section 15(d) of the Exchange Act).

            4.    Conversion Rights of Series E Preferred Stock.

                  (a)   Optional Conversion.

                        (i) A holder of record of any share or shares of Series E Preferred Stock shall have the right, at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series E Preferred Stock held by such holder into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series E Conversion Factor (as defined below)

                        (ii) Upon the optional conversion of any shares of Series E Preferred Stock, such shares of Series E Preferred Stock shall resume the status of authorized and unissued shares of the Preferred Stock, par value $0.01 per share, of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                        (iii) If a holder of shares of Series E Preferred Stock desires to exercise the optional conversion right pursuant to this subsection 4(a), such holder shall give written notice to the Corporation of such holder's election to convert a stated number of shares of Series E Preferred Stock into shares of Common Stock, at the conversion rate then in effect, which shall be accompanied by the certificate or certificates representing such shares of Series E Preferred Stock that shall be converted into Common Stock. The notice shall also contain a statement of the name or names in which the certificate or certificates for Common Stock shall be issued. If such certificate or certificates are to be issued to any person or persons other than the registered holder or holders of such certificate or certificates, or if such certificate or certificates are registered in the name or names of any person or persons other than the person or persons signing the notice, the signatures on the notice must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program. Promptly after receiving the aforesaid notice and certificate or certificates representing the Series E Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to such holder of Series E Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such Series E Preferred Stock, and the certificates representing shares of Series E Preferred Stock surrendered for conversion shall be canceled by the Corporation. If the number of shares represented by the certificate or certificates surrendered for conversion shall exceed the number of shares to be converted, the Corporation shall issue and deliver to the person entitled thereto a certificate representing the balance of any unconverted shares.

                  (b)   Mandatory Conversion.

                        (i) Immediately prior to the first closing of a Qualified Public Offering (as hereinafter defined) of the Common Stock of the Corporation, each share of Series E Preferred Stock held by such holder shall immediately be converted into that number of fully paid and non-assessable shares of Common Stock as is determined by multiplying 1 by the Series E Conversion Factor (as defined below).

                        (ii) A "Qualified Public Offering" is hereby defined as a Public Offering in which the pre-money valuation of the Corporation is no less than One Hundred Twenty-Nine Million Dollars ($129,000,000) and the aggregate proceeds (net of any underwriter's discount) to the Corporation exceed Twenty Million Dollars ($20,000,000).

                        (iii) The Corporation shall give each holder notice of the occurrence of a Qualified Public Offering within a reasonable time of the initial filing of a registration statement. At any time at or after the closing of the Qualified Public Offering, the

Corporation shall deliver to each holder of Series E Preferred Stock such number of shares of Common Stock into which such holder's shares are then convertible upon surrender by such holder of certificates representing the shares of Series E Preferred Stock held by such holder or presentation of an affidavit of loss certificate together with an indemnity satisfactory to the Corporation.

                  (c) Series E Conversion Factor. The initial conversion factor for the Series E Preferred Stock shall be 500, subject to adjustment in accordance with the provisions of this Section 4(c). The conversion factor in effect from time to time, as adjusted to this Section 4(c), is referred to herein as the " Series E Conversion Factor".

                        (i) Each adjustment to the Series E Conversion Factor shall be calculated to the nearest four decimal places.

                        (ii) In the event that: (A) the Corporation shall, at any time, pay a dividend in, or make a distribution on its Common Stock or any other equity securities in, shares of Common Stock; (B) the Corporation shall, at any time, by subdivision of its shares of outstanding Common Stock, by reclassification, stock split or otherwise, subdivide its outstanding shares of Common Stock into a greater number of shares; (C) the Corporation shall, at any time, combine its outstanding shares of Common Stock into a lesser number of shares, by reclassification, reverse stock split or otherwise (for purposes of this Section 4(c)(ii), the event described in (A), (B) and (C) above shall be referred to as "Capital Transactions"), then the Series E Conversion Factor then in effect shall be adjusted to a number determined by multiplying the Series E Conversion Factor in effect immediately prior to such Capital Transaction by the following fraction:

                                        X
                                       ---
                                        Y

                  wherein:

                  X = the number of shares of Common Stock outstanding immediately after such Capital Transaction; and

                  Y = the number of shares of Common Stock outstanding immediately prior to such Capital Transaction.

                        (iii) The " Series E Conversion Price" shall be defined as the fraction obtained by dividing the initial Series E Stated Value per Share by the Series E Conversion Factor in effect at the time such calculation is made. The Series E Conversion Price shall initially be equal to $3.111 and shall be subject to adjustment from time to time as hereinafter provided in subsection
(iv) below. Upon each adjustment of the Series E Conversion Price, the Series E Conversion Factor shall be recalculated so that it is equal to the fraction obtained by dividing the Series E Stated Value per share by the Series E Conversion Price that is a result of the calculation set forth in subsection
(iv) below.

                        (iv) If the Corporation shall after the date hereof issue or sell any Common Stock (other than Common Stock into which the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock is convertible or Common Stock issuable upon exercise of warrants outstanding on the date hereof or options granted or to be granted to employees or consultants of the Corporation pursuant to any stock option plan adopted by the Corporation and its stockholders), without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to the issuance of such Common Stock, the Series E Conversion Price in effect immediately prior to such issuance shall forthwith (except as provided below in Section 4(c)(v)) be reduced to that price that is equal to the fraction obtained by dividing:

                           (A)      an amount equal to (x) the total number of
shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Series E Conversion Price in effect immediately prior to such issuance or sale, plus (y) the consideration, if any, received or deemed to be received, by the Corporation upon such issuance or sale, by

                           (B)      the total number of shares of Common Stock
outstanding immediately after such issuance or sale.

The provisions of this Section 4(c)(iv) shall not apply under any of the circumstances for which an adjustment is provided in Section 4(c)(ii) above.

                        (v) For the purposes of any adjustment of the Series E Conversion Price pursuant to this Section 4, the following provisions shall be applicable:

                           (A)      In the case of the issuance of Common Stock
for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deduction of any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (B)      In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation without deduction for any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (C)      In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, the issuance of any securities by their terms convertible into or exchangeable for Common Stock or the granting of any options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (w)      The aggregate number of shares of
Common Stock initially deliverable upon exercise of such options or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were granted or issued, as the case may be, and for a consideration equal to the consideration, if any (determined in the same manner provided in subdivisions (A) and (B) above of this Section 4(c)(v) with respect to cash consideration and consideration other than cash), received by the Corporation upon the grant or issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (x)      The aggregate number of shares of
Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options were granted, and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each cash to be determined in the same manner as provided in subdivision (w) above);

                                    (y)      On any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from anti-dilution provisions thereof not more favorable to the holder thereof than those contained herein, the Series E Conversion Price shall forthwith be readjusted to such Series E Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not covered prior to such change been made upon the basis of such changed terms; and

                                    (z)      On the expiration of such options
or rights, the termination of such right to convert or exchange or the expiration of the options or rights related to such convertible or exchangeable securities, the Series E Conversion Price shall forthwith be readjusted to such Series E Conversion Price as would have been obtained had the readjustment been made upon the issuance of such options, rights, securities or options or rights related to such securities for only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                  (d) Notice of Change in Series E Conversion Factor. Whenever the Series E Conversion Factor is adjusted as provided in Section 4(c), the Corporation shall forthwith compute the adjusted Series E Conversion Factor in accordance with this Section 4 and prepare a certificate signed by the President or Chief Executive Officer and the Secretary, the Treasurer, any Assistant Secretary or Assistant Treasurer of the Corporation setting forth the adjusted Series E Conversion Factor, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall mail a notice stating that the Series E Conversion Factor has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Series E Conversion Factor, to the holders of record of the outstanding shares of the Series E Preferred Stock at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within forty-five (45) days of the end of such fiscal quarter period.

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares of Common such holder's Series E Preferred Stock. With respect to any fraction of a share Stock shall be issued to any holder of Series E Preferred Stock on conversion of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as determined by the Board of Directors of the Corporation.

                  (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon conversion of shares of Series E Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable from time to time upon the conversion of all of the shares of Series E Preferred Stock at the time issued and outstanding.

            5. Redemption at the Option of Holder. Each holder of Series E Preferred Stock shall have the right at any time after such holder's receipt of the Corporation's audited financial statements for the year ending December 31, 2003, but in no event later than June 30, 2004 (such date constituting the beginning of the Put Option Period), to require such holder's shares of Series E Preferred Stock to be redeemed by the Corporation, in whole or in part, in accordance with the terms and subject to the conditions of that certain Put Option Agreement dated February 12, 1999 between the Company and the holders of the Series E Preferred Stock and the other parties thereto.

            6.    Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation (a "Liquidation"), the holders of the Series E Preferred Stock shall be entitled to receive, before any distribution or payments are made upon any Common Stock or any other security subordinate to the Series E Preferred Stock, after payment by the Corporation of all sums due all creditors, and pari passu with the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and proportionate to their relative ownership interests in the Corporation, to be paid out of the assets of the Corporation available for distributions to its stockholders, an amount equal to the Series E Stated Value per share for each outstanding share of Series E Preferred Stock plus accrued and unpaid dividends. If, upon Liquidation, the assets available for distribution to the holders of Series E Preferred Stock shall be insufficient to pay such holders their liquidation preference in full, then such holders shall share ratably in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution if all sums so payable to the holders of Series E Preferred Stock were paid in full.

                  (b) A recapitalization, merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation shall, at the option of the holders of a majority of the Series E Preferred Stock, be deemed a Liquidation.

            7. Notices. Any notice required herein to be given to a holder of the Series E Preferred Stock shall be deemed to be given if deposited in the United States mail, first class postage prepaid, and addressed to the holder of record at such holder's address appearing on the books of the Corporation.

            8. Replacement. Upon receipt of evidence of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series E Preferred Stock, and an agreement of the holder to indemnify reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in replacement of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

                PART III. PROVISIONS APPLICABLE TO COMMON STOCK.

                  (a) After the requirements with respect to preferential dividends upon the Preferred Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                  (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Preferred Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                  (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                  FIFTH. ELECTION OF DIRECTORS. Members of the Board of Directors may be elected either by written ballot or by voice vote.

                  SIXTH. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors may from time to time make, alter or repeal the by-laws of the Corporation.

                  SEVENTH. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  EIGHTH. LIABILITY OF DIRECTORS. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                  NINTH. BOOKS OF CORPORATION. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the by-laws of the Corporation.

            17. The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the DGCL.

                  IN WITNESS WHEREOF, INTELLIGENT INFORMATION INCORPORATED has caused this Restated Certificate of Incorporation to be executed in its name by its Chief Executive Officer this 16th day of February, 1999.

                                        INTELLIGENT INFORMATION INCORPORATED

                                         By: /s/  Robert M. Unnold
                                             ------------------------------
                                             Robert M. Unnold,
                                             Chief Executive Officer





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